Exhibit 99.1

INTERNATIONAL PAPER PLAZA 6400 POPLAR AVENUE MEMPHIS, TN 38197

News Release

International Paper to Sharpen Focus on Industrial Packaging,

Announces Spin-off of Printing Papers

IP to accelerate profitability in corrugated packaging and absorbent cellulose fibers,

Expects $350-$400 million in annual incremental earnings by the end of 2023

MEMPHIS, Tenn. – December 3, 2020 – International Paper (NYSE: IP) announced a plan to pursue a spin-off of the Company’s Printing Papers segment into a standalone, publicly traded company (“SpinCo”). The transaction will result in two streamlined, leading companies well positioned for long-term success. Upon completion of the transaction, International Paper and SpinCo will each be well positioned to create long-term value. The Company expects the separation to be tax-free for the Company’s shareowners for U.S. federal income tax purposes and plans to complete the spin-off late in the third quarter of 2021.

“We remain committed to producing sustainable products that people depend on every day and accelerating value creation for International Paper and our shareowners. This transaction represents a logical next step as we continue to build a better IP,” said Mark Sutton, Chairman and Chief Executive Officer. “International Paper will be a more-focused corrugated packaging and absorbent cellulose fibers company serving attractive segments, well-positioned to increase earnings and cash generation. I am confident that our plans will create value for our shareowners, employees, customers and other stakeholders.”

International Paper, an Advantaged Corrugated Packaging Company

International Paper intends to accelerate profitable growth in Industrial Packaging in North America and Europe, the Middle East and Africa and improve the returns of its Global Cellulose Fibers business. International Paper will continue its joint venture with Ilim Holdings in Russia.

The company intends to reduce its cost structure and accelerate earnings. International Paper will be a streamlined, more-agile organization and expects to generate an additional $350 - $400 million of annual earnings by the end of 2023, including $50 - $100 million in annual incremental earnings growth and $300 million in structural cost reductions. International Paper remains committed to its current capital allocation framework, which is the foundation for driving shareowner value.

SpinCo intends to raise debt in order to pay a dividend to International Paper, which will be used to pay down outstanding debt.

Following the completion of the transaction, International Paper expects to have approximately:

•	$17 billion in sales, 85% in Industrial Packaging and 15% in Global Cellulose Fibers

•	20,000 customers

•	20 containerboard mills with 14.5 million tons of annual capacity

•	8 pulp mills with 3.2 million metric tons of annual capacity

•	220 converting facilities

•	350 packaging designers

•	3,500 packaging formers at customer locations

SpinCo, a Global Paper Company

Upon completion of the spin-off, Jean-Michel Ribiéras, currently senior vice president, Industrial Packaging, will become the chief executive officer of the new company, which we will refer to as SpinCo until the company establishes its own corporate identity. John V. Sims, currently senior vice president, Corporate Development, will serve as SpinCo’s chief financial officer. The remainder of the SpinCo leadership team and board of directors will be announced over the next several months.

SpinCo is expected to have talented teams, substantial scale, strong brands and low-cost assets to serve key geographies, including North America, Brazil and Europe. SpinCo’s anticipated capital structure is intended to allow strategic and operating flexibility and the potential to optimize the business.

As a standalone entity, in addition to a portfolio of leading brands, SpinCo will have approximately:

•	$4 billion in sales

•	8 mills with 2.9 million metric tons of annual capacity and 0.4 million metric tons of coated paperboard capacity

Transaction Details

The transaction will be implemented through the distribution of SpinCo shares to International Paper shareowners. International Paper will retain up to 19.99% of the shares of SpinCo at the time of the separation, with the intent to monetize and provide additional proceeds to International Paper.

The proposed spin-off is subject to customary conditions, including final approval by the International Paper Board of Directors, receipt of a tax opinion and the filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission. No assurance can be given regarding the form that a spin-off transaction may take or the specific terms or timing thereof, or that a spinoff will in fact occur.

Consistent with International Paper’s longstanding capital allocation policy of paying a competitive and sustainable dividend at 40 to 50% of free cash flow, International Paper expects to reduce its current dividend by 15 to 20% in proportion to the cash generated by SpinCo upon completion of the spin-off. SpinCo is not expected to initially pay a dividend and its dividend policy will be determined by its board of directors following the completion of the transaction.

International Paper expects to maintain a strong balance sheet and remains committed to its current investment grade credit rating with a stable outlook.

This press release is not an offer to sell, or a solicitation of an offer to buy, any securities.

Advisors

J.P. Morgan Securities LLC and Perella Weinberg Partners LP are serving as financial advisors for the transaction. Debevoise & Plimpton LLP is serving as legal advisor.

Webcast

The company will host a webcast today to discuss the transaction, beginning at 8:30 a.m. ET (7:30 a.m. CT). All interested parties may listen via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper conference call. The conference ID number is 3153829. Participants should dial in no later than 8:15 a.m. ET (7:15 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 3153829.

About International Paper

International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa and Russia. We produce corrugated packaging products that protect and promote goods, and enable worldwide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ more than 48,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2019 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

No assurance can be given regarding the form that a spin-off transaction may take or the specific terms or timing thereof, or that a spinoff will in fact occur.

This press release is not an offer to sell, or a solicitation of an offer to buy, any securities.

Forward-Looking Statements

Certain statements in this press release that are not historical in nature may be considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the words “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend” and words of a similar nature, and include International Paper’s expected earnings growth, ability to maintain investment grade credit rating, payment of future dividends, ability to monetize retained interest in SpinCo, and the tax treatment of the spinoff transaction and the expected completion timing. These statements are not guarantees of future performance and reflect management’s current views with respect to future events, which are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied in these statements. Factors which could cause actual results or events to differ include but are not limited to: (i) the receipt of regulatory approvals relating to the spinoff transaction without unexpected delays or conditions; (ii) International Paper’s ability to successfully separate the SpinCo business and realize the anticipated benefits of the spinoff transaction; (iii) the ability to satisfy any necessary conditions to consummate the spinoff transaction within the estimated timeframes or at all; (iv) the final terms and conditions of any spinoff transaction, including the amount of any dividend by SpinCo to International Paper and the terms of any ongoing commercial agreements and arrangements between International Paper and SpinCo following any such transaction, the costs of any such transaction, the nature and amount of indebtedness incurred by SpinCo, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether an IRS ruling will be obtained), diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties, and the impact of any such transaction on the businesses of International Paper and SpinCo and the relationship between the two companies following any such transaction; (v) developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, the development, availability and effectiveness of treatments and vaccines, negative global economic conditions arising from the pandemic, impacts of governments’ responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and business partners and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; (vi) the level of indebtedness and changes in interest rates; (vii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition International Paper faces, cyclicality and changes in consumer preferences, demand and pricing for International Paper or SpinCo products (including changes resulting from the COVID-19 pandemic); (viii) domestic and global economic conditions and political changes, changes in currency exchange rates, trade protectionist policies, downgrades in International Paper’s credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (ix) the amount of International Paper’s future pension funding obligations, and pension and health care costs; (x) unanticipated expenditures or other adverse developments related to the cost of compliance with existing and new environmental, tax, labor and employment, privacy and other U.S. and non-U.S. governmental laws and regulations (including new legal requirements arising from the COVID-19 pandemic); (xi) any material disruption at any of International Paper’s manufacturing facilities (including as the result of the COVID-19 pandemic); (xii) risks inherent in conducting business through joint ventures; (xiii) International Paper’s ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions, (xiv) information technology risks, and (xv) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters. These and other factors that could cause or contribute to actual results or events differing materially from such forward-looking statements can be found in International Paper’s press releases and U.S. Securities and Exchange Commission filings. In addition, other risks and uncertainties not presently known to International Paper or that it currently believes to be immaterial could affect the accuracy of any forward-looking statements. International Paper undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media: Thomas J. Ryan, 901-419-4333

Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287